EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 6 to Registration Statement No. 333-114527 of Thomas Properties Group, Inc. of our reports dated April 14, 2004, June 8, 2004 and July 28, 2004 appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the heading “Experts” in such Prospectus.

/s/    DELOITTE & TOUCHE LLP

Los Angeles, California

September 10, 2004